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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF NCR CORPORATION

                                                             Organized under the
                                                                   Laws of

NCR Hungary LLC                                              Delaware
NCR Espana LLC                                               Delaware
NCR Italia LLC                                               Delaware
Data Pathing LLC                                             Delaware
Quantor LLC                                                  Delaware
Compris Technologies, Inc.                                   Georgia
CVSI Inc.                                                    Delaware
CVSI Holdings, Inc.                                          Delaware
Data Pathing Incorporated                                    Delaware
Gasper Corporation                                           Ohio
International Investments Inc.                               Delaware
The Microcard Corporation                                    Delaware
The National Cash Register Company                           Maryland
NCR Autotec Inc.                                             Delaware
NCR European Logistics, Inc.                                 Delaware
The NCR Foundation                                           Ohio
NCR Government Systems Corporation                           Delaware
NCR International, Inc.                                      Delaware
NCR International Holdings, Inc.                             Delaware
NCR Ivory Coast, Inc.                                        Delaware
NCR Merger Sub Parent, Inc.                                  Delaware
NCR Nigeria Holdings Inc.                                    Delaware
NCR Overseas Trade Corporation                               Delaware
NCR Personnel Services Inc.                                  Delaware
NCR Scholarship Foundation                                   Ohio
NCR Venture Fund, L.L.C.                                     Delaware
North American Research Corporation                          Delaware
Old River Software Inc.                                      Delaware
The Permond Solutions Group, Inc.                            Delaware
Quantor Corporation                                          Delaware
Research Computer Services, Inc.                             Delaware
Sparks, Inc.                                                 Ohio
Teradata Corporation                                         Delaware
Teradata International Corporation                           Delaware
NCR Argentina S.A.                                           Argentina
NCR Australia Pty. Limited                                   Australia
NCR Superannuation Nominees, Ltd.                            Australia
NCR Oesterreich Ges.m.b.H.                                   Austria
NCR (Bahrain) W.L.L.                                         Bahrain
NCR Belgium & Co. SNC                                        Belgium
NCR (Bermuda) Limited                                        Bermuda
NCR Services Limited                                         Bermuda
Global Assurance Limited                                     Bermuda
NCR Brasil Ltda                                              Brazil
NCR Monydata Ltda.                                           Brazil
NCR Canada Ltd.                                              Canada
The Permond Solutions Group Limited                          Canada
NCR de Chile, S.A.                                           Chile
NCR (Shanghai) Technology Services Ltd.                      China
NCR Information Systems (Beijing) Limited                    China
NCR Colombia S.A.                                            Colombia

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NCR (Cyprus) Limited                                         Cyprus
NCR (Middle East) Limited                                    Cyprus
NCR (North Africa) Limited                                   Cyprus
NCR (IRI) Ltd.                                               Cyprus
NCR Danmark A/S                                              Denmark
NCR Dominicana C. por A.                                     Dominican Republic
NCR Finland Oy                                               Finland
NCR France SNC                                               France
NCR Antilles S.A.R.L.                                        France
4Front Technologies SA France                                France
NCR Gabon S.A.R.L.                                           Gabon
NCR Holding GmbH                                             Germany
NCR GmbH                                                     Germany
NCR OEM Europe GmbH                                          Germany
NCR Central and Eastern Europe GmbH                          Germany
CVSI Services International GmbH                             Germany
NCR Czeska republika spol. s.r.o.                            Czech Republic
NCR Ghana Limited                                            Ghana
NCR (Hellas) S.A.                                            Greece

NCR (Hong Kong) Limited                                      Hong Kong
NCR (China) Limited                                          Hong Kong
NCR (Asia) Limited                                           Hong Kong
NCR Asia Pacific Logistics Center Limited                    Hong Kong
NCR Magyarorszag Kft.                                        Hungary
NCR Corporation India Private Limited                        India
P. T. NCR Indonesia                                          Indonesia
NCR Global Holdings Limited                                  Ireland
NCR Global Solutions Limited                                 Ireland
NCR International Finance Limited                            Ireland
NCR Italia S.p.A.                                            Italy
NCR Japan, Ltd.                                              Japan
NCR Japan Sales Co., Ltd.                                    Japan
NCR Holdings Ltd.                                            Japan
NCR (Kenya) Limited                                          Kenya
Afrique Investments Ltd.                                     Kenya
Data Processing Printing and Supplies Limited                Kenya
NCR Korea YH                                                 Korea
NCR (Macau) Limited                                          Macau
NCR (Malaysia) Sdn. Bhd.                                     Malaysia
EPNCR (Malaysia) Sdn. Bhd.                                   Malaysia
Compu Search Sdn Bhd                                         Malaysia
NCR de Mexico, S.A. de C.V.                                  Mexico
NCR Nederland N.V.                                           Netherlands
NCR European Logistics Center BV                             Netherlands
NCR EMEA Regional Care Center B.V.                           Netherlands
NCR Financial Shared Services Center B.V.                    Netherlands
NCR Dutch Holdings B.V.                                      Netherlands
NCR Dutch Holdings C.V.                                      Netherlands
CVSI Holdings BV                                             Netherlands
CVSI Netherlands BV                                          Netherlands
NCR (NZ) Corporation                                         New Zealand
NCR (Nigeria) PLC                                            Nigeria
NCR Norge A/S                                                Norway
NCR Corporation de Centro-America, S.A.                      Panama
NCR del Peru S.A.                                            Peru
NCR Corporation (Philippines)                                Philippines
NCR Software Corporation (Philippines)                       Philippines
NCR Polska Sp.z.o.o.                                         Poland
NCR Portugal-Informatica, Lda                                Portugal
NCR Corporation of Puerto Rico                               Puerto Rico
NCR A/O                                                      Russia

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NCR Singapore Pte Ltd                                        Singapore
NCR Asia Pacific Pte Ltd.                                    Singapore
NCR International (South Africa) (Pty) Ltd.                  South Africa
NCR Espana, S.A.                                             Spain

NCR (Switzerland)                                            Switzerland
National Registrierkassen AG                                 Switzerland
NCR Systems Taiwan Limited                                   Taiwan
NCR Taiwan Software Ltd                                      Taiwan
NCR (Thailand) Limited                                       Thailand
NCR Bilisim Sistemleri LS                                    Turkey
NCR UK Group Limited                                         United Kingdom
NCR UK Holdings Limited                                      United Kingdom
NCR Limited                                                  United Kingdom
Law 2299 Ltd.                                                United Kingdom
Fluiditi Ltd.                                                United Kingdom
NCR Properties Limited                                       United Kingdom
NCR Financial Solutions Group Limited                        United Kingdom
Regis Court Management Limited                               United Kingdom
Melcombe Court Management (Marylebone) Limited               United Kingdom
4Front Group Plc                                             United Kingdom
4Front Group UK Ltd.                                         United Kingdom
4Front Technologies UK Limited                               United Kingdom
Firstpoint Limited                                           United Kingdom
4Front Networks Limited                                      United Kingdom
Datapro Computers Group Limited                              United Kingdom
4Front Consulting Limited                                    United Kingdom
4Front e-cademy.com Limited                                  United Kingdom
Eurographic Industries Limited                               United Kingdom
CV Services International (UK) Limited                       United Kingdom
4Soft Limited                                                United Kingdom
CV Services International (UK) Ltd                           United Kingdom
NCR Zimbabwe (Private) Limited                               Zimbabwe
N Timms & Co. (Private) Limited                              Zimbabwe